As filed with the Securities and Exchange Commission on July 27, 1999.
                                                Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
 -------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
 -------------------------------------------------------------------------------

                             FRONTIER AIRLINES, INC.
             (Exact name of registrant as specified in its charter)
           Colorado                                       84-1256945
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification
                                                       Number)
                    12015 East 46th Avenue, Denver, CO 802
              (Address of Registrant's principal executive offices

                             FRONTIER AIRLINES, INC.
                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Arthur T. Voss
                             Frontier Airlines, Inc.
                             12015 East 46th Avenue
                             Denver, Colorado 80239
                                 (303) 371-7400
            (Name, address and telephone number of agent for service)

                                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                   Proposed Maxi-mum        Proposed Maxi-
  Title of Securities         Amount to Be         Offering Price Per        mum Aggregate            Amount of
    to be Registered           Registered                Share              Offering Price        Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock         2,000,000 Shares(1)         $18.125(2)           $36,250,000(2)             $10,078
----------------------------------------------------------------------------------------------------------------------
1.    Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration
      Statement also covers such indeterminable number of additional shares of
      Common Stock as may be issuable pursuant to the anti-dilution provisions of the Frontier Airlines, Inc. 1994 Stock Option Plan.
2.    Pursuant to Rule 457 of the Securities Act of 1933,  the proposed maximum offering price per share and the proposed maximum aggregate offering price, determined solely for purposes of calculating the registration fee, are based upon the last sale price of shares of the Common Stock on the
      Nasdaq National Market on July 23, 1999.
----------------------------------------------------------------------------------------------------------------------

                              EXPLANATORY STATEMENT
         Pursuant to Instruction E to Form S-8, this registration statement on Form S-8 (this "Registration Statement") registers an additional 2,000,000 shares of Frontier Airlines, Inc. ("Company") common stock, no par value ("Common Stock"), for issuance upon exercise of options granted pursuant to the Frontier Airlines, Inc. 1994 Stock Option Plan.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of Item 3 of the Company's registration statement on Form S-8 (Registration No. 333-31389) filed on July 16, 1997 are incorporated herein by this reference.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The contents of Item 6 of the Company's registration statement on Form S-8 (Registration No. 333-31389) filed on July 16, 1997 are incorporated herein by this reference.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

         The contents of Item 8 of the Company's registration statement on Form S-8 (Registration No. 333-31389) filed on July 16, 1997 are incorporated herein by this reference.

         4.1      Specimen Common Stock Certificate.(1)

         4.2      Frontier Airlines, Inc. 1994 Stock Option Plan.(2)

         4.3      Amendment No. 1 to 1994 Stock Option Plan.(3)

         4.4      Amendment No. 2 to 1994 Stock Option Plan.(4)

         4.5 Restated Frontier Airlines, Inc. 1994 Stock Option Plan (amended to reflect increased shares available for issuance).*

         5.1* Opinion of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. as to the legality of the additional Common Stock being registered.

         23.1*    Consent of KPMG LLP.

         23.2* Consent of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. (contained in Exhibit 5.1 hereto and incorporated by references therefrom).

-------------------------

         *        Filed herewith.

         (1) Incorporated by reference from Exhibit 4.1 to the Company's registration statement on Form SB-2 (Registration No. 33-77790-D) declared effective May 20, 1994.

         (2) Incorporated by reference from Exhibit 10.2 to the Company's registration statement on Form SB-2 (Registration No. 33-77790-D) declared effective May 20, 1994.

         (3) Incorporated by reference from the Company's annual report on Form 10-KSB (File No. 04877) filed on June 29, 1995.

         (4) Incorporated by reference from the Company's annual report on Form 10-KSB (File No. 024126) filed on July 14, 1997.



Item 9.  UNDERTAKINGS

         The contents of Item 9 of the Company's registration statement on Form S-8 (Registration No. 333-31389) filed on July 16, 1997 are incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on July 27, 1999.

                             FRONTIER AIRLINES, INC.


                                By:     /s/ Samuel D. Addoms
                                        Samuel D. Addoms Principal Executive
                                        Officer and Principal Financial Officer


                                By:     /s/ Elissa A. Potucek
                                        Elissa A. Potucek
                                        Principal Accounting Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  July 27, 1999                          /s/ Samuel D. Addoms
                                              ----------------------------------
                                              Samuel D. Addoms, Director


Date:  July 27, 1999                          /s/ William B. McNamara
                                              ----------------------------------
                                              William B. McNamara, Director


Date:  July 27, 1999                          /s/ D. Dale Browning
                                              ----------------------------------
                                              D. Dale Browning, Director


Date:  July 27, 1999                          /s/ B. LaRae Orullian
                                              ----------------------------------
                                              B. LaRae Orullian, Director


Date:  July 27, 1999                          /s/ B. Ben Baldanza
                                              ----------------------------------
                                              B. Ben Baldanza, Director


Date:  July 27, 1999                          /s/ Paul Stephen Dempsey
                                              ----------------------------------
                                              Paul Stephen Dempsey, Director


Date:  July 27, 1999                          /s/ James B. Upchurch
                                              ----------------------------------
                                               James B. Upchurch, Director

                                  EXHIBIT INDEX


Exhibit Number           Description of Document

          4.1            Specimen Common Stock certificate.(1)

          4.2            Frontier Airlines, Inc. 1994 Stock Option Plan.(2)

          4.3            Amendment No. 1 to 1994 Stock Option Plan.(3)

          4.4            Amendment No. 2 to 1994 Stock Option Plan.(4)

          4.5 Restated Frontier Airlines, Inc. 1994 Stock Option Plan (amended to reflect increased shares available for issuance).*

         5.1* Opinion of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. as to the legality of the additional Common Stock being registered.

         23.1*           Consent of KPMG LLP.

         23.2* Consent of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. (contained in Exhibit 5.1 to this Registration Statement on Form S-8 and incorporated by reference therefrom).


-------------------------

         *        Filed herewith.

         (1) Incorporated by reference from Exhibit 4.1 to the Company's registration statement on Form SB-2 (Registration No. 33-77790-D) declared effective on May 20, 1994.

         (2) Incorporated by reference from Exhibit 10.2 to the Company's registration statement on Form SB-2 (Registration No. 33-77790-D) declared effective May 20, 1994.

         (3) Incorporated by reference from the Company's annual report on Form 10-KSB (File No. 04877) filed on June 29, 1995.

         (4) Incorporated by reference from the Company's annual report on Form 10-KSB (File No. 024126) filed on July 14, 1997.

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